UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

November 17, 2008
(Date of Report/Date of Earliest Event Reported)

GRANAHAN MCCOURT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33075	02-0761911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

179 Stony Brook Road
Hopewell, NJ  08525

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (609) 333-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01    Other Events

On November 17, 2008, Granahan McCourt Acquisition Corporation (the “Company”) issued a press release announcing that its stockholders voted to approve the dissolution of the Company and its proposed plan of liquidation, as presented in the Company’s proxy statement dated November 4, 2008, at the special meeting of stockholders held on November 17, 2008.

The Company also announced that it expects to make a liquidating distribution from the trust account in which the proceeds from the Company’s initial public offering were placed on or around November 19, 2008.  The share transfer books of the Company were closed as of November 17, 2008, and the liquidating distribution will be payable to the Company’s shareholders upon presentation.  The Company also announced that it has filed a certificate of dissolution with the Secretary of State of the State of Delaware for the purpose of effecting its dissolution and will file a Certificate of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended.  As a result, the Company will no longer be a public reporting company and its securities will cease trading on the American Stock Exchange.

A copy of the press release is attached as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following Exhibits are attached as part of this report:

99.1  Press Release of Granahan McCourt Acquisition Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Granahan McCourt Acquisition Corporation (Registrant)

Date: November 17, 2008	By:

/s/ David C. McCourt
David C. McCourt
President, Chief Executive Officer and
Chairman of the Board